UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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The Walt Disney Company
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On March 18, 2024, The Walt Disney Company ("Disney") updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

 HOW TO VOTE OUR BOARD REASONS TO VOTE The Walt Disney Company EXPERT ANALYSIS NEWS & MEDIA CONTACTS Expert Analysis March 13, 2024 “Bob is a first-class executive and outstanding leader who I’ve known for decades. He knows the media and entertainment business cold and has the successful track record to prove it. It’s a complicated industry filled with creative talent, requiring the unique expertise and engagement skills that Bob possesses. Putting people on a Board unnecessarily can harm a company. I don’t know why shareholders would take that risk, especially given the significant progress the company has made since Bob came back.” Jamie Dimon, CEO JPMorgan Chase Watch Video March 12, 2024 ‘If you are an activist investor and trying to demonstrate to the world that you are committed to this company, you shouldn’t be selling shares in the middle of the proxy contest.” Andrew Ross Sorkin CNBC Squawk Box PUCK March 12, 2024 “In fact, Peltz’s proxy fight for Disney has been a loser ever since he tried to pass off the 32.3 million Disney shares he speaks for (including the Ike Perlmutter tranche) as his own, when really Trian owns just 6.77 million Disney shares. Peltz also sold some 600,000 shares during the fourth quarter of 2023 for a nifty profit. What kind of alleged long-term-minded investor sells shares for a nice profit in the middle of a proxy fight?” William D. Cohan Puck News

HOW TO VOTE OUR BOARD REASONS TO VOTE The Walt Disney Company EXPERT ANALYSIS NEWS & MEDIA CONTACTS Company News The Walt Disney Company Press Releases March 2024 Glass Lewis Recommends That Disney Shareholders Vote the White Proxy Card “For” Only Disney’s Director Nominees February 2024 Fantasy Springs at Tokyo DisneySea Brings the Worlds of ‘Tangled,’ ‘Peter Pan’ and ‘Frozen’ to Life February 2024 Bob Iger, CEO Of The Walt Disney Company, To Participate In The Morgan Stanley Technology, Media & Telecom Conference Disney accelerator February 2024 The Walt Disney Company Announces the 10th Year of the Disney Accelerator Program and its 2024 Participant Companies February 2024 Disney Board Of Directors Sends Letter To Shareholders Highlighting Clear Progress Made And Promises Kept As It Executes Strategic Transformation February 2024 Marvel Studios’ ‘Deadpool & Wolverine’ Trailer Smashes Record for Most Views of All Time

Vote Disney HOW TO VOTE OUR BOARD REASONS TO VOTEOpen sub navigation EXPERT ANALYSIS NEWS & MEDIAOpen sub navigation CONTACTS LEGAL NOTICES Glass Lewis Recommends That Disney Shareholders Vote the White Proxy Card “For” Only Disney’s Director Nominees Glass Lewis recommends Disney shareholders “WITHHOLD” on the Trian Group and Blackwells nominees Glass Lewis highlights Disney’s clear strategy, “measurable shifts” in the trajectory of Disney’s business since Bob Iger’s return, and strong recent additions to the Board among other things Disney’s Board of Directors urges shareholders vote the WHITE proxy card for only Disney’s 12 nominees and not the Trian Group or Blackwells nominees BURBANK, Calif.–(BUSINESS WIRE)–The Walt Disney Company (NYSE: DIS) announced that independent proxy voting and corporate governance advisory firm Glass, Lewis & Co. (Glass Lewis) today recommended shareholders vote the WHITE proxy card in support of all of Disney’s 12 director nominees (and no other nominees) at the Company’s Annual Meeting on April 3, 2024. “We are pleased that Glass Lewis recognizes the strength of our highly qualified nominees and supports our plans to return this iconic company to a period of sustained growth and shareholder value creation,” said Mark Parker, Chairman of The Walt Disney Company Board of Directors. “In its recommendation, Glass Lewis clearly identifies the strength of the diverse skillsets across our Board nominees, the credibility of our succession planning process and recent changes to the Board and compensation program and the promise of our recent efforts to bolster growth and value creation to position Disney for the future.” In a report dated March 18, 2024, Glass Lewis noted the following of Disney’s strategy and progress against key initiatives designed to improve financial and operational performance:

“…the Company is undertaking what we consider to be a credible effort to shift key operational priorities under the leadership of one of the most well-respected CEOs in the industry.” “While it remains too early to say with certainty that each of those programs will prove successful, we believe it is similarly too early to suggest there exists adequate cause for investors to support alternate solicitations which may prove significantly less accretive to Disney’s trajectory, by comparison.” “…we consider the subsequent 15 months [since Iger’s return] have provided management and an incrementally reconstituted board with adequate opportunity to launch a more credible succession program and develop, communicate and execute on several key initiatives which appear to reasonably target acknowledged operational and financial weaknesses at Disney.” In commenting on Disney’s current governance practices, succession planning efforts, and the experience and engagement of the current Disney Board, relative to the Trian Group and Blackwells proposals, Glass Lewis stated: “We note the board has demonstrated a willingness to refresh its membership in the service of shareholder responsiveness and skill reconstitution with some reasonable regularity, resulting in an average tenure of less than 5 years across the incumbent slate.” “…given what we believe is already a credible plan underway for Disney, we struggle to see many of Trian’s intentions as representing a likely net gain for investors.” “Notwithstanding faults in Disney’s prior succession initiative, Trian’s intent to launch a new process is not clearly superior to, and may be heavily duplicative of, Disney’s ongoing effort, which is already tied to a special board committee composed of members we believe to be credible.” Disney recommends that shareholders vote FOR only its 12 nominees and withhold votes for the Trian Group and Blackwells nominees using the WHITE card, in line with the recommendation from Glass Lewis. In contrast to our highly qualified nominees and their successful track record, in our view, the alternate nominees do not bring additive skills or qualifications to the Disney Board and have no unique, meaningful plan to deliver superior shareholder value. Shareholders with questions about how to vote their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, at (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries). Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q. Additional Information and Where to Find It Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors. Participants Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov. Contacts David Jefferson The Walt Disney Company Corporate Communications 818-560-4832 david.j.jefferson@disney.com Mike Long The Walt Disney Company Corporate Communications (818) 560-4588 mike.p.long@disney.com Alexia Quadrani The Walt Disney Company Investor Relations (818) 560-6601 alexia.quadrani@disney.com Steve Lipin Gladstone Place (212) 230-5930 slipin@gladstoneplace.com HOW TO VOTE HOW TO VOTE OUR BOARD COMPANY NEWS EXPERT ANALYSIS CONTACTS LEGAL NOTICES

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.